                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                      TO
                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):   August 1, 1997




                             GLOBAL CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



     UTAH                           0-15415                     87-0340206
----------------                   --------                -------------------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                  file number)              Identification No.)
incorporation or
organization)



             4465 Northpark Drive, Colorado Springs, Colorado 80907
        --------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)




      Registrant's telephone number, including area code:  (303) 756-3777
      -------------------------------------------------------------------


            1777 S. Harrison St., Skydeck, Denver, Colorado  80210
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7:   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED
               -------------------------------------------
               Filed herewith are the Independent Auditors' Report, the Balance Sheets as of December 31, 1996 (audited) and June 30, 1997 (unaudited), Statements of Income, Statements of Shareholders' Equity, and Statements of Cash Flows of Alaska Bingo Supply, Inc. for the years ended December 31, 1996 and 1995 and for the six months ended June 30, 1997, together with the Notes to Financial Statements.

          (b)  PRO FORMA COMBINED, CONDENSED FINANCIAL INFORMATION

               Filed herewith are the unaudited Condensed Pro Forma Consolidated Balance Sheet of Global Casinos, Inc. and Subsidiaries at June 30, 1997 and the Combined Pro Forma Consolidated Statements of Operations for the year ended June 30, 1997 of Global Casinos, Inc. and Subsidiaries, together with Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

                           ALASKA BINGO SUPPLY, INC.

                             FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995
            AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

                           ALASKA BINGO SUPPLY, INC.
                    YEARS ENDED DECEMBER 31, 1996 AND 1995
            AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)


                         INDEX TO FINANCIAL STATEMENTS


                                                                     Page

Independent auditors' report                                           1

Financial statements:

     Balance sheets                                                    2

     Statements of income                                              3

     Statements of shareholder's equity                                4

     Statements of cash flows                                      5 - 6

     Notes to  financial statements                               7 - 14

                         INDEPENDENT AUDITORS' REPORT




Board of Directors
Alaska Bingo Supply, Inc.

We have audited the accompanying balance sheet of Alaska Bingo Supply, Inc. as of December 31, 1996, and the related statements of income, shareholder's equity and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alaska Bingo Supply, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.



Gelfond Hochstadt Pangburn & Co.

Denver, Colorado
September 12, 1997

                           ALASKA BINGO SUPPLY, INC.
                                BALANCE SHEETS
                                                 June 30,      December 31,
                                                   1997            1996
                                              --------------   -------------
                                                (Unaudited)
ASSETS
Current assets:
  Cash                                        $     16,910     $    33,510
  Accounts receivable, less allowance for
    doubtful accounts (1996, $13,000;
    1997, $0) (Notes 2 and 8)                      288,105         246,773
  Due from affiliate, current portion (Note 3)      38,323          36,936
  Inventories (Note 2)                             210,060         238,109
  Prepaid expenses and other                        11,476          15,909
                                              -------------    ------------
      Total current assets                         564,874         571,237
                                              -------------    ------------

Property and equipment (Note 4):
  Vehicles                                         101,087         101,087
  Equipment and furniture:
    Office and warehouse                            64,777          59,222
    Bingo halls                                    123,147         109,247
  Leasehold improvements, bingo halls              157,023          42,610
                                              -------------    ------------
                                                   446,034         312,166
  Less accumulated depreciation                    190,974         173,744
                                              -------------    ------------
                                                   255,060         138,422
                                              -------------    ------------
Other assets:
  Due from affiliate, net of current portion
    (Note 3)                                       857,457         879,198
  Deposits and other assets                          3,796           2,089
                                              -------------    ------------
                                                   861,253         881,287
                                              -------------    ------------
                                              $  1,681,187     $ 1,590,946
                                              =============    ============
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Notes payable:
    Line of credit (Note 2)                   $    105,000     $   185,000
    Current portion of term loan (Note 3)           38,323          36,936
  Accounts payable and accrued expenses             22,296          33,934
  State excise tax payable                          37,922          35,107
  Deposit, affiliate (Note 4)                       40,000
                                              -------------    ------------
    Total current liabilities                      243,541         290,977
                                              -------------    ------------
Deferred rent (Note 4)                              18,558          18,631
                                              -------------    ------------
Term loan, net of current portion (Note 3)         857,457         879,198
                                              -------------    ------------
Commitments and contingencies (Notes 4, 6 and 8)

Shareholder's equity:
  Common stock, $2 par value, authorized 1,000
    shares; issued and outstanding 500 shares        1,000           1,000
  Capital in excess of par                         387,685         387,685
  Retained earnings                              1,054,756         599,171
  Advances to affiliates (Note 5)                 (881,810)       (585,716)
                                              -------------    ------------
    Total shareholder's equity                     561,631         402,140
                                              -------------    ------------
                                              $  1,681,187     $ 1,590,946
                                              =============    ============

                      See notes to financial statements.

                                           ALASKA BINGO SUPPLY, INC.
                                             STATEMENTS OF INCOME

                                                                             Six months ended
                                        Year ended      Year ended               June 30,
                                       December 31,    December 31,    -----------------------------
                                           1996            1995            1997            1996
                                       -------------   -------------   -------------   -------------
                                                                                (Unaudited)
Net sales, bingo supplies:
  Related parties (Note 4)             $    619,155    $    515,221    $    302,841    $    328,231
  Other                                   1,729,091       1,789,928         932,374         780,169
                                       -------------   -------------   -------------   -------------
                                          2,348,246       2,305,149       1,235,215       1,108,400

Cost of sales                             1,287,634       1,194,471         641,647         603,043
                                       -------------   -------------   -------------   -------------
  Gross profit, bingo supplies            1,060,612       1,110,678         593,568         505,357
                                       -------------   -------------   -------------   -------------
Rent income, related parties
 (Note 4)                                   583,046         161,037         310,510         328,350
                                       -------------   -------------   -------------   -------------
Operating expenses:
  Warehouse and delivery                    193,718         178,594          80,209          84,449
  Rent:
    Office, related party (Note 4)           59,520          43,840          29,760          29,760
    Bingo halls (Note 4)                    441,387          98,590         160,311         248,095
  General and
   administrative (Note 6)                  517,046         654,633         167,115         254,877
                                       -------------   -------------   -------------   -------------
                                          1,211,671         975,657         437,395         617,181
                                       -------------   -------------   -------------   -------------
Income from operations                      431,987         296,058         466,683         216,526
                                       -------------   -------------   -------------   -------------
Other income (expense):
  Interest income:
    Related party (Note 3)                   89,807          20,741          41,225          45,033
    Other                                       335           1,393              24             194
  Interest expense                         (113,507)        (36,570)        (45,340)        (62,544)
  Loss on closing of bingo
   hall (Note 7)                            (56,281)
                                       -------------   -------------   -------------   -------------
                                            (79,646)        (14,436)         (4,091)        (17,317)
                                       -------------   -------------   -------------   -------------
Net income                             $    352,341    $    281,622    $    462,592    $    199,209
                                       =============   =============   =============   =============

                                      See notes to financial statements.
/TABLE

                                           ALASKA BINGO SUPPLY, INC.
                                      STATEMENTS OF SHAREHOLDERS' EQUITY
                                  YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
                                  SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                                                                            Advances
                                Common       Capital in      Retained       from (to)
                                 stock      excess of par    earnings      affiliates        Total
                             -------------  -------------  -------------  -------------  -------------
Balances, January 1, 1995    $      1,000   $    325,000   $    (34,792)  $   (182,414)  $    108,794

Contribution of property
  (Note 4)                                        62,685                                       62,685

Advances to affiliates                                                        (108,519)      (108,519)

Payments received from
  affiliates                                                                   277,933        277,933

Net income for the year
 ended December 31, 1995                                        281,622                       281,622
                            -------------   -------------  -------------  -------------  -------------
Balances, December 31, 1995         1,000        387,685        246,830        (13,000)       622,515

Advances to affiliates                                                        (945,871)      (945,871)

Payments received from
  affiliates                                                                   373,155        373,155

Net income for the year
 ended December 31, 1996                                        352,341                       352,341
                            -------------   -------------  -------------  -------------  -------------
Balances, December 31, 1996         1,000        387,685        599,171       (585,716)       402,140

Advances to affiliates
 (unaudited)                                                                  (296,094)      (296,094)

Distribution to shareholder
 (unaudited)                                                     (7,007)                       (7,007)

Net income for the
 six months ended
 June 30, 1997 (unaudited)                                      462,592                       462,592
                            -------------   -------------  -------------  -------------  -------------
Balances, June 30,
 1997 (unaudited)            $      1,000   $    387,685   $  1,054,756   $   (881,810)  $    561,631
                             ============   =============  =============  =============  =============
=============

                                      See notes to financial statements.
/TABLE

                                           ALASKA BINGO SUPPLY, INC.
                                           STATEMENTS OF CASH FLOWS

                                                                             Six months ended
                                        Year ended      Year ended               June 30,
                                       December 31,    December 31,    -----------------------------
                                           1996            1995            1997            1996
                                       -------------   -------------   -------------   -------------
                                                                                (Unaudited)
Cash flows from operating  activities:
  Net income                           $    352,341    $    281,622    $    462,592    $    199,209
                                       -------------   -------------   -------------   -------------
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization              55,843          20,354          17,230          29,617
  Loss on closing of bingo hall              56,281
  Provision for losses on
     accounts receivable                     64,000          38,000          17,000          43,969
  Deferred rent                               4,119           1,772             (73)          3,544
Decrease (increase) in assets:
  Accounts receivable                       (81,701)       (129,703)        (58,332)        (59,333)
  Inventories                                49,748         (61,868)         28,049          66,796
  Prepaid expenses                           (2,787)         (7,040)          4,433          (1,857)
  Other assets                                2,205          (2,494)         (1,707)           (500)
Increase (decrease) in liabilities:
  Accounts payable and accrued expenses      (3,123)        (13,871)        (11,638)           (647)
  State excise tax payable                    4,091           2,162           2,815           8,412
                                       -------------   -------------   -------------   -------------
Total adjustments                           148,676        (152,688)         (2,223)         90,001
                                       -------------   -------------   -------------   -------------
Net cash provided by operating
activities                                  501,017         128,934         460,369         289,210
                                       -------------   -------------   -------------   -------------
Cash flows from investing activities:
  Payment for bingo hall
   equipment and furniture                   (1,294)        (67,916)       (133,868)        (10,535)
  Capital expenditures                       (7,826)        (46,848)                         (6,000)
                                       -------------   -------------   -------------   -------------
Net cash used in investing activities        (9,120)       (114,764)       (133,868)        (16,535)
                                       -------------   -------------   -------------   -------------
Cash flows from financing activities:
  Bank overdraft                                                                             12,114
  Net borrowings (repayments)
   under line of credit agreement           105,000        (195,000)        (80,000)         (5,000)
  Advances to affiliates                   (945,871)       (108,519)       (296,094)       (384,618)
  Payments received from affiliates         373,155         277,933          40,000          95,500
  Principal payments on long-term debt      (14,523)         (8,340)                        (14,523)
  Distribution to shareholder                                                (7,007)
                                       -------------   -------------   -------------   -------------
Net cash used in financing activities      (482,239)        (33,926)       (343,101)       (296,527)
                                       -------------   -------------   -------------   -------------
Net increase (decrease) in cash               9,658         (19,756)        (16,600)        (23,852)

Cash, beginning                              23,852          43,608          33,510          23,852
                                       -------------   -------------   -------------   -------------
Cash, ending                           $     33,510    $     23,852    $     16,910    $          0
                                       =============   =============   =============   =============

                                      See notes to financial statements.
/TABLE

                                           ALASKA BINGO SUPPLY, INC.
                                     STATEMENTS OF CASH FLOWS (Continued)


                                                                             Six months ended
                                        Year ended      Year ended               June 30,
                                       December 31,    December 31,    -----------------------------
                                           1996            1995            1997            1996
                                       -------------   -------------   -------------   -------------
                                                                                (Unaudited)
Supplemental disclosure of
 cash flow information:

  Cash paid for interest               $     23,700    $     15,829    $      4,115    $     17,511
                                       =============   =============   =============   =============

Supplemental disclosure of noncash
 investing and financing activities:

  Contribution of property                             $     62,685
                                                       =============
  Term loan (Note 3):

    Proceeds from the term loan
      which were advanced directly
      to an affiliate                                  $    950,000
                                                       =============
    Payments on term loan made
      by affiliate on behalf of
      the Company:
        Principal                      $     27,899    $      5,967    $     20,354    $     13,340
        Interest                             89,807          20,741          41,225          45,033
                                       -------------   -------------   -------------   -------------
      Total                            $    117,706    $     26,708    $     61,579    $     58,373
                                       =============   =============   =============   =============

Bingo hall (Note 7):
  Note given for purchase of
   furniture and equipment                             $    224,775
                                                       =============

  Property relinquished                $    258,193
  Note payable canceled                    (201,912)
                                       -------------
  Loss on closing                      $     56,281
                                       =============

                                   See Notes to Financial Statements.
/TABLE

                           ALASKA BINGO SUPPLY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
              SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)


1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BUSINESS OF THE COMPANY:

     Alaska Bingo Supply, Inc. (the "Company") is primarily engaged in the distribution of a full line of bingo and bingo-related products, including disposable bingo paper, pulltab tickets, and related equipment and supplies. The Company's products are sold in Alaska to non-profit organizations and municipalities which use such products for fund-raising purposes. The Company also receives rent income from the leasing of space to two operators of bingo halls. These bingo halls are managed by an affiliate of the Company.

     UNAUDITED FINANCIAL STATEMENTS:

     The balance sheet as of June 30, 1997, the statements of income and cash flows for the six months ended June 30, 1997 and 1996, and the statement of shareholder's equity for the six months ended June 30, 1997 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the operating results for the full year.

     INVENTORIES:

     Inventories, consisting of bingo supplies, are stated at the lower of cost or market. Cost is determined by the average-cost method.

     PROPERTY, EQUIPMENT, AND DEPRECIATION:

     Property and equipment are stated at cost. Depreciation is provided generally by use of accelerated methods over the estimated useful lives of five to seven years for vehicles, furniture and equipment and over the shorter of the estimated useful lives or the lease term of five to seven years for leasehold improvements.

     REVENUE RECOGNITION:

     Sales of bingo related products are recognized as products are shipped.
          Rental revenue is recognized as it is due according to the lease agreements.

     INCOME TAXES:

     The Company has elected S corporation status for federal income tax purposes. Instead of paying corporate income taxes, the shareholder is taxed individually on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

     In connection with the sale of the Company (Note 10), the S corporation status will be terminated and the Company will become a C corporation. As a C corporation, income taxes will be provided for the tax effects of transactions reported in the financial statements subsequent to July 31, 1997 and a deferred income tax liability or asset will be recognized for temporary differences between the Company's financial statements and tax returns as of August 1, 1997.


     ADVERTISING COSTS:

     Advertising costs are expensed as incurred. Total advertising expenses during 1996 and 1995 were approximately $11,500 and $12,100, respectively. Total advertising expenses during the six months ended June 30, 1997 and 1996, were approximately $6,665 and $7,140, respectively (unaudited).

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of continent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.   LINE OF CREDIT:

     Through July 10, 1997, the Company had a $250,000 line of credit with a bank. Interest was at 1.5% above the bank's base rate and was due monthly. The weighted average interest rate for the years ended December 31, 1996 and 1995 was 9.8% and 10.3%, respectively, and 9.9% and 9.8% for the six months ended June 30, 1997 and 1996, respectively (unaudited). Advances were based on 75% of qualifying accounts receivable and 50% of qualifying inventories. The line was collateralized by accounts receivable and inventories and was guarantied by the Company's shareholder and his wife. In connection with the sale of the Company, the $105,000 outstanding balance on the line of credit was repaid on July 10, 1997 and the agreement was terminated.

3.   DUE FROM RELATED PARTY AND TERM LOAN:

     In 1995, the Company obtained a $950,000 term loan from a bank. The loan bears interest at 1.0% above the bank's base rate and is due in monthly principal and interest installments of $10,144 through October 2005, at which time the remaining principal is due. The weighted average interest rate for the years ended December 31, 1996 and 1995, was 9.3% and 9.7%, respectively, and 9.4% and 9.3% for the six months ended June 30, 1997 and 1996, respectively (unaudited). The loan proceeds were advanced directly to an entity owned by the shareholder of the Company under the same interest and payment terms as the Company's loan with the bank. Since the inception of the loan, the affiliate has made the monthly payments directly to the bank on behalf of the Company. The Company has recorded interest expense related to the term loan and an equal amount of interest income from the affiliate. The loan is collateralized by real property of the affiliate and is guaranteed by the affiliate and the Company's shareholder and his wife.

     MATURITIES ON THE TERM LOAN AT DECEMBER 31, 1996 ARE AS FOLLOWS:

                         1997            $  36,936
                         1998               40,181
                         1999               44,168
                         2000               48,552
                         2001               53,370
                         Thereafter        692,927
                                         ---------
                                         $ 916,134
                                         =========

     In connection with the sale of the Company (Note 10), the loan is currently being refinanced by the Company, the affiliate and the bank. The intent of the refinancing is for the affiliate to replace the Company as the borrower in exchange for cancellation of the affiliate's obligation to the Company (unaudited).

4.   LEASES AND RENTAL OPERATIONS:

     BINGO HALLS:

     In October 1995, the Company's sole shareholder contributed furniture and bingo equipment and assigned his interests in two operating leases to the Company. The Company recorded the contribution at the historical cost of the furniture and equipment to the shareholder, net of accumulated depreciation.

     The leases assigned to the Company are for premises in two separate buildings that have been configured and maintained for use as bingo halls. The lessors are unrelated third parties. One leases expires in August 2001, however, the Company has the option to extend the lease for two additional three year periods and the lease payments are subject to increases based on the Anchorage consumer price index. The other lease expires in July 1999, and the Company has the option to extend the lease for one additional five year period. Monthly rent payments increase from $13,400 to $14,500 over the remaining term of the lease and rental expense is being recognized on a straight-line basis.

     The Company subleases both premises, on a month-to-month basis, to two charitable groups that operate bingo and pull-tab games at the locations. The bingo and pull-tab operations of these charitable groups are managed by an affiliate controlled by the wife of the Company's shareholder. Under the sublease arrangements, the Company also leases furniture and bingo equipment to these groups for use in the bingo halls.

     The charitable groups, through the direction of the affiliated management agent, purchase bingo supplies from the Company. These sales have been separately stated, as "net sales, bingo supplies, related parties" on the accompanying statements of income.

     In 1997, the Company received a $40,000 security deposit from one of the subleases. The Company has not required the other sublessee to provide a security deposit.

     OFFICE AND WAREHOUSE FACILITIES:

     The Company leases its office and warehouse facilities and access to a computer system from the wife of the Company's shareholder. The lease arrangements were on a month-to-basis through July 1997. In connection with the sale of the Company (Note 10), a noncancellable operating lease was entered into in August 1997. The new lease expires in July 2004, the Company has options to extend the lease for two additional one year periods and lease payments are subject to increases based on the Anchorage consumer price index.

     Future minimum lease payments are as follows:

                                    Office and       Bingo
                                     Warehouse       Halls          Total
                                    ----------   ------------    -----------
    1997 (remaining 6 months)       $  29,800    $   186,200    $   216,000
    1998                               59,500        385,500        445,000
    1999                               59,500        316,800        376,300
    2000                               59,500        214,900        274,400
    2001                               59,500        143,300        202,800
    Thereafter                        153,800                       153,800
                                    ----------   ------------   -----------
                                                 $ 421,600$ 1,246,700$ 1,668,300
                                                 ============   ===========

5.   ADVANCES TO AFFILIATES:

     Advances to affiliates represent non-interest bearing advances made to entities that are controlled by the sole shareholder of the Company. In connection with the sale of the Company (Note 10), the advances were distributed to the sole shareholder on July 31, 1997.

6.   OTHER RELATED PARTY TRANSACTIONS:

     Entities controlled by the sole shareholder and his wife incur certain general and administrative expenses (primarily health and workers compensation insurance expenses) on behalf of the Company. The Company reimburses the affiliates for these expenses. During 1996 and 1995, total reimbursable expenses were approximately $15,000 and
          $20,000, respectively.   For the six months ended June 30, 1997 and
          1996, total reimbursable expenses were approximately $8,000 and $7,000, respectively (unaudited).

7.   LOSS ON CLOSING OF BINGO HALL:

     In September 1995, the Company acquired bingo equipment and furniture from an unrelated third party. The purchase price consisted of $50,000 in cash and a $300,000 non-interest bearing note payable in monthly installments of $5,000 and collateralized by the equipment and furniture acquired. The Company discounted the note payable to approximately $225,000 based upon an imputed rate of interest of 12%. The Company recorded bingo equipment and furniture of approximately $25,000 and goodwill of $250,000, which was being amortized on the straight-line method over 15 years. The Company entered into a month-to-month lease to rent space from the third party for the operation of a bingo hall. The Company subleased this space and the bingo equipment and furniture to a charitable group that operated bingo and pull-tab games at the location. The bingo and pull-tab operations of the charitable group was managed by an affiliate controlled by the wife of the Company's shareholder. The charitable group, through the direction of the affiliated management agent, purchased bingo supplies from the Company. These sales are included in related party sales on the accompanying statements of income.

     In July 1996, due to poor operating performance of the bingo operations, the Company, terminated its lease and sublease of the bingo hall and relinquished the bingo equipment and furniture in satisfaction of the remaining amount due on the note payable of approximately $201,000. The Company wrote off the equipment and furniture and remaining balance of the goodwill. This transaction resulted in a loss on the closing of the bingo hall of $56,281.

8.   CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS:

     The Company grants credit, generally without collateral, to its customers. At December 31, 1996, receivables from entities controlled by an unrelated third party accounted for approximately 22% of accounts receivable. No other customers accounted for 10% or more of accounts receivables. At June 30, 1997, receivables from entities controlled by an unrelated third party accounted for approximately 12% of accounts receivable, and receivables from the two bingo halls managed by an affiliated entity accounted for approximately 15% of accounts receivable (unaudited). During 1996 and 1995, sales to entities controlled by an unrelated third party accounted for approximately 19% and 25%, respectively, of total bingo supply sales. Except for sales to bingo halls managed by an affiliated entity, no other customers accounted for more than 10% of bingo supply sales. During the six months ended June 30, 1997 and 1996, sales to entities controlled by an unrelated third party accounted for approximately 19% and 21%, respectively, of total bingo supply sales (unaudited). The Company's bad debt expense was approximately $64,000 and $38,000 during 1996 and 1995, respectively. The Company's bad debt expense was approximately $17,000 and $44,000, during the six months ended June 30, 1997 and 1996, respectively (unaudited).

     During 1996 and 1995, and for the six months ended June 30, 1997 and 1996
          (unaudited), approximately 42% to 48% of the Company's bingo supply purchases were from a third party supplier. Management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause delays and possible loss of sales which would affect operating results adversely.

9. DEFINED CONTRIBUTION PLAN:

    Through May 1997, the Company maintained a defined contribution retirement plan in which all employees fulfilling minimum age requirements and one year of service could participate. Employees could contribute a portion of their earnings to the plan and the Company, at its election, could match employee contributions. No Company contributions were made during 1995, 1996 and the six month period ended June 30, 1997 (unaudited).

10. SALE OF THE COMPANY:

    Effective July 31, 1997, the sole shareholder of the Company sold all of his outstanding common stock in the Company to Global Alaska Industries, Inc., a wholly-owned subsidiary of Global Casinos, Inc. Prior to and in connection with the sale, the outstanding balance on the line of credit was paid in full ($105,000 at date of payment); the Company distributed the advances from affiliate ($887,301 at date of distribution), due from affiliate ($892,973 at date of distribution), and certain vehicles ($60,683 at date of distribution) to the sole shareholder; and the sole shareholder will assume the term loan ($892,973 at date of assumption) upon approval of the bank.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The estimated fair value of the Company's notes payable and other financial instruments approximates the carrying values, primarily because of the short maturities of these instruments.

                     GLOBAL CASINOS, Inc. and subsidiaries

                         unaudited condensed pro forma
                       consolidated Financial Statements

                  as of and for the Year ended June 30, 1997

                     GLOBAL CASINOS, INC. AND SUBSIDIARIES

                         UNAUDITED CONDENSED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

                  AS OF AND FOR THE YEAR ENDED JUNE 30, 1997



On August 1, 1997, Global Casinos, Inc (the "Company") through a newly formed wholly owned subsidiary, acquired all of the outstanding shares of stock of Alaska Bingo Supply, Inc. ("ABSI") in a transaction accounted for as a purchase. The accompanying unaudited condensed pro forma consolidated balance sheet gives effect to the acquisition as if the purchase had been consummated on June 30, 1997. The accompanying unaudited condensed pro forma consolidated statement of operations for the year ended June 30, 1997, gives effect to the acquisition as if the purchase had been consummated on July 1, 1996.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of ABSI contained elsewhere herein as well as those of the Company contained in the Company's Annual Report on Form 10-KSB. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations that actually would have occurred had the acquisition occurred on June 30, 1997 or July 1, 1996, respectively, or to project the Company's financial position or results of operations for any future period.

                                     GLOBAL CASINOS, INC. AND SUBSIDIARIES
                           UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                 Historical
                                     -----------------------------------
                                      Global Casinos          Alaska
                                         Inc. and              Bingo           Pro Forma          Pro Forma
                                        Subsidiaries       Supply, Inc.       Adjustments       Consolidated
                                     ----------------      -------------    ---------------    ---------------
ASSETS
Current assets:                         $  1,048,371       $     16,910    $    425,000  (A)  $    985,281
  Cash                                                                         (105,000) (B)
                                                                               (400,000) (C)
  Accounts receivable                         73,909            288,105                            362,014
  Inventories                                                   210,060                            210,060
  Prepaid and other expenses                 138,792             11,476                            150,268
  Current portion of notes receivable         57,645             38,323                             95,968
                                        -------------      -------------   -------------      -------------
    Total current assets                   1,318,717            564,874         (80,000)         1,803,591

Land, building, and equipment, net         5,369,311            255,060         (60,600) (B)     5,563,771

Other assets                                  60,486              3,796                             64,282

Leasehold, contract rights and
  goodwill, net                            2,050,976                          3,898,969  (C)     5,949,945

Notes receivables, net of current portion    369,059            857,457                          1,226,516
                                                                              4,400,000  (C)
Investment in Alaska Bingo Supply, Inc.                                      (4,400,000) (D)
                                        -------------      -------------   -------------      -------------
Total assets                            $  9,168,549       $  1,681,187    $  3,758,369       $ 14,608,105
                                        =============      =============   =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                        $                  $    105,000    $   (105,000) (B)  $
  Accounts payable & accrued expenses      1,432,074            100,218                          1,532,292
  Current portion of long-term debt          610,950             38,323         416,000  (A)     1,065,273
                                        -------------      -------------   -------------      -------------
      Total current liabilities            2,043,024            243,541         311,000          2,597,565

Long-term debt, less current portion       4,052,900            857,457       4,000,000  (C)     8,910,357

Deferred rent                                                    18,558                             18,558

Minority interest                             36,367                                                36,367
                                                                                  9,000  (A)
                                                                                (60,600) (B)
Stockholders' equity                       3,036,258            561,631        (501,031) (D)     3,045,258
                                        -------------      -------------   -------------      -------------
Total liabilities and stockholders'
  equity                                $  9,168,549       $  1,681,187    $  3,758,369       $ 14,608,105
                                        =============      =============   =============      =============
/TABLE

                                     GLOBAL CASINOS, INC. AND SUBSIDIARIES
                      UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED JUNE 30, 1997

                                                 Historical
                                     -----------------------------------
                                      Global Casinos          Alaska
                                         Inc. and              Bingo           Pro Forma          Pro Forma
                                        Subsidiaries       Supply, Inc.       Adjustments       Consolidated
                                     ----------------      -------------    ---------------    ---------------
Revenues:
  Casino operations                     $  9,234,097       $               $                  $  9,234,097
  Bingo distribution operations                               2,475,061                          2,475,061
                                        -------------      -------------   -------------      -------------
                                           9,234,097          2,475,061                         11,709,158

  Cost of bingo distribution sales                            1,326,238                          1,326,238
                                        -------------      -------------   -------------      -------------
Gross profit                               9,234,097          1,148,823                         10,382,920
                                        -------------      -------------   -------------      -------------
Rental income                                                   565,206                            565,206
                                        -------------      -------------   -------------      -------------
Operating expenses                         9,568,008          1,031,885         294,600  (E)    10,894,493
                                        -------------      -------------   -------------      -------------
Operating income (loss)                     (333,911)           682,144        (294,600)            53,633
                                        -------------      -------------   -------------      -------------
Other income (expenses):
  Interest income                             46,743             86,164                            132,907
  Interest expense                          (317,564)           (96,303)       (362,800) (E)      (776,667)

    Other losses                            (388,921)           (56,281)                          (445,202)
                                        -------------      -------------   -------------      -------------
                                            (659,742)           (66,420)       (362,800)        (1,088,962)
                                        -------------      -------------   -------------      -------------
Income (loss) before minority interest
  and extraordinary item                    (993,653)           615,724        (657,400)        (1,035,329)

Minority interest                           (171,819)                                             (171,819)
                                        -------------      -------------   -------------      -------------
Income (loss) before extraordinary item   (1,165,472)           615,724        (657,400)        (1,207,148)

Extraordinary gain from debt
  restructuring                            1,551,488                                             1,551,488
                                        -------------      -------------   -------------      -------------
Net income                              $    386,016       $    615,724    $   (657,400)      $    344,340

                                        =============      =============   =============      =============
Net income (loss) per share:
  Before extraordinary item             $      (0.86)                                         $      (0.89)
                                        =============                                         =============
  Extraordinary item                    $       1.15                                          $       1.15
                                        =============                                         =============
  Net income                            $       0.29                                          $       0.25
                                        =============                                         =============
Weighted average number of
  shares outstanding                       1,350,418                                             1,350,418
                                        =============                                         =============

                     GLOBAL CASINOS, INC. AND SUBSIDIARIES
                    NOTES TO UNAUDITED CONDENSED PRO FORMA
                     CONSOLIDATED STATEMENT OF OPERATIONS
                  AS OF AND FOR THE YEAR ENDED JUNE 30, 1997

The purchase method of accounting conforms the accounting policies followed by the consolidated entities.

On August 1, 1997, Global Casinos, Inc. (the "Company") through a newly formed wholly owned subsidiary, acquired all the outstanding shares of stock of Alaska Bingo supply, Inc. ("ABSI") in a transaction accounted for as a purchase. Consideration for the purchase consisted of a cash down payment of $400,000 and a $4,000,000 8% installment note payable. The funds for the down payment were derived from a private placement of short term notes totaling $425,000, of which $75,000 was from an affiliate.

The historical condensed financial information for the Company is derived from the Company's financial statements as of and for the year ended contained in the Company's Annual Report on Form 10-KSB. The historical condensed balance sheet for ABSI is derived from ABSI's balance sheet as of June 30, 1997. The historical condensed statement of operations for ABSI is derived from ABSI's statement of income for the year ended December 31, 1996, adjusted by adding ABSI's results of operations for six months ended June 30, 1997, and deducting the results of operations for the six months ended June 30, 1996. The ABSI financial statements are contained elsewhere herein.

Entry (A):

Reflects the issuance of $425,000 of notes payable (including $75,000 to an affiliate) required for the cash down payment. The notes are due in equal monthly installments from January 1998 through April 1998. Interest on $200,000 of the notes is at 24% and interest on the remaining $225,000 (including the affiliate note) is at 12%. Additionally, the holder of the $150,000 12% note was issued warrants to purchase 15,000 shares of the Company's common stock at an exercise price of $3 per share. The warrants expire June 2000. Approximately $9,000 of the total note proceeds has been allocated to warrants and has been accounted for as additional paid in capital.

Entry (B):

Reflects the payment of the ABSI line of credit in full ($105,000 at June 30, 1997) and the distribution of certain vehicles (net book value of $60,600 at June 30, 1997) to the shareholder of ABSI immediately prior to the acquisition transaction.
Entry (C):

Reflects the reduction in cash of $400,000 and incurrence of a $4,000,000, 8% note payable to effect the acquisition. The note payable is due in monthly installments of $62,500 beginning November 1997 through November 2004. The note holder has the option of converting $2,500,000 of the principal amount of the note into common stock of the Company at the conversion price of $10.00 per share.

Entry (D):

Under purchase accounting, ABSI's assets and liabilities are required to be adjusted to reflect their fair values, resulting in recognition of goodwill related to ABSI's bingo distribution operations and leasehold interest in ABSI's rental operations. The adjusted amounts have been based on management appraisals and computational techniques designed to approximate their fair values. The following adjustments have been made:

Net assets as reported by ABSI, net of entry (B)          $    501,031
Goodwill                                                     2,144,433
Leasehold interest                                           1,754,536

                                                          $  4,400,000
                                                          ============

Entry (E):

For purposes of presenting the pro forma condensed consolidated statement of operations, the following adjustments (which are expected to be recurring) have been made:

Interest on the $425,000 notes payable                    $     51,200
Interest on the $4,000,000 note payable                        311,600
                                                          ------------
Total interest expense                                         362,800
                                                          ------------
Amortization of goodwill, straight line over 18 years          119,100
Amortization of leasehold interest, straight line over
 10 year lease term                                            175,500
                                                          ------------
Total amortization expense                                     294,600
                                                          ------------
Total adjustments                                         $    657,400
                                                          ============

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GLOBAL CASINOS, INC.



Date:     10/14/97                      By:    /s/ Stephen G. Calandrella
     -----------------------                 ---------------------------------
                                             Stephen G. Calandrella, President